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                                 SUSSEX BANCORP
                           (a New Jersey corporation)

                                1,131,150 SHARES
                                  COMMON STOCK
                            (No Par Value Per Share)


                             UNDERWRITING AGREEMENT

                                November __, 2004

Keefe, Bruyette & Woods, Inc.
    as Representative of the several Underwriters
The Equitable Building
787 Seventh Avenue, 4th Floor
New York, NY 10019

Ladies and Gentlemen:

        Sussex Bancorp, a New Jersey corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in SCHEDULE I hereto (the "UNDERWRITERS") an aggregate of 983,609 shares (the "FIRM SHARES") and, at the election of the Underwriters pursuant to Section 2 hereof, up to 147,541 additional shares (the "OPTIONAL Shares", and together with the Firm Shares, the "SHARES") of the common stock, no par value, of the Company (the "COMMON STOCK").

        1. (a) The Company represents and warrants to and agrees with each Underwriter that:

                (i) REGISTRATION STATEMENT. A registration statement on Form SB-2 (File No. 333-119565) (the "INITIAL REGISTRATION STATEMENT") with respect to the Shares, including a prospectus, and such amendments to the Initial Registration Statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the applicable rules and regulations promulgated thereunder, and filed with the Securities and Exchange Commission (the "COMMISSION"). The Registration Statement and any pre- or post-effective amendments thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein,

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                        delivered to you for each of the other Underwriters,
                        have been declared effective by the Commission in such form. Other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) promulgated under the Securities Act, which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, is hereinafter called a "PRELIMINARY PROSPECTUS"). The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "PROSPECTUS". All references in this Agreement to (1) the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (2) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Shares as contemplated by this Agreement.

                (ii) NO STOP ORDER. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, initiated or threatened an order preventing or suspending the use or effectiveness of the Preliminary Prospectus. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder. Neither the Preliminary Prospectus or Prospectus, nor any amendments or supplements thereto, at the time they were filed, issued and as of the Closing Date (and, if any Optional Shares are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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                (iii)   CONTENTS OF REGISTRATION STATEMENT. The Registration
                        Statement and Prospectus conform and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated and necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Keefe, Bruyette & Woods, Inc. (the "REPRESENTATIVE") expressly for use therein. The Company acknowledges that the only information furnished in writing by the Underwriters for use in the Registration Statement or Prospectus are the statements contained under the caption "Underwriting" in the Prospectus.

                (iv) INCORPORATION BY REFERENCE. The documents incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations promulgated thereunder, and did not contain an untrue statement of a material fact or omitted to state a material fact necessary to make to the statements therein not misleading.

                (v) FINANCIAL STATEMENTS. The financial statements, audited and unaudited (including all notes and schedules thereto), included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements (including all notes and schedules thereto) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The summary and selected financial, pro forma and statistical data included in the Prospectus is accurate in all material respects and presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited and unaudited financial statements included or incorporated by reference in the Registration Statement and Prospectus.

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                (vi)    NO MATERIAL ADVERSE CHANGE IN BUSINESS. Neither the
                        Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than Federal Home Loan Bank borrowings incurred in the ordinary course of business), any material adverse change, or any development that is reasonably likely to cause a material adverse change, in or affecting the general affairs, management, financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                (vii) GOOD TITLE TO PROPERTIES. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                (viii) BANK HOLDING COMPANY. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA") with respect to Sussex Bank (the "BANK") and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with the power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect. For purposes of this Agreement, a Material Adverse Effect (a "MATERIAL ADVERSE EFFECT") is defined as any material adverse change, whether or not occurring in the ordinary course of business, in the business,

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                        properties, assets, current or future consolidated
                        financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries, individually or in the aggregate, or on the ability of the Company to consummate the transactions contemplated herein.

                (ix) SUBSIDIARIES. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation, limited liability company or a statutory business trust, or has been duly chartered and is validly existing as a national bank, and each subsidiary is in good standing under the laws of the jurisdiction of its incorporation, and has the power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus. Each subsidiary is duly qualified as a foreign corporation (or exempt from such qualification) to transact business and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except that where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The activities of the subsidiaries of the Bank are permitted to subsidiaries of a New Jersey-chartered commercial bank, and the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the "FDIC").

                (x) CAPITALIZATION. The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization", and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Company's securities contained in the Prospectus. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable, and is owned, directly or through other subsidiaries of the Company, by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

                (xi) OUTSTANDING SECURITIES. The unissued Shares to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Company's securities contained in the Prospectus and the issuance of such shares will not be subject to any preemptive or similar rights.

                (xii) DESCRIPTION OF SECURITIES. Except as described in the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, and (B) there are no contracts, agreements or understandings between the

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                        Company and any person granting such person the right to
                        require the Company to file a Registration Statement under the Securities Act or otherwise register any securities the Company owned or to be owned by such person.

                (xiii) NO PRICE STABILIZATION OR MANIPULATION. Neither the Company nor its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

                (xiv) DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws. The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any federal, state, local or foreign court or governmental agency (each a "GOVERNMENTAL ENTITY") or body having jurisdiction over the Company or any of its subsidiaries or any of their properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and except as may be required under the rules and regulations of the American Stock Exchange ("AMEX") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                (xv) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in

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                        any indenture, mortgage, deed of trust, loan agreement,
                        note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for those violations or defaults which individually or in the aggregate would not have a Material Adverse Effect.

                (xvi) COMPLIANCE WITH STATUTES AND REGULATIONS. Except as disclosed in the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the New Jersey Department of Banking and Insurance (the "NJDBI") and the FDIC, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act and Title III of the USA Patriot
                        Act), and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order, except for the communications disclosed in Schedule II to this Agreement, none of which the Company believes to be material.

                (xvii) MONEY LAUNDERING. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

                (xviii) INSURANCE LICENSES. Each subsidiary of the Company that is engaged in the business of insurance or reinsurance (collectively, the "INSURANCE SUBSIDIARIES"), holds such insurance licenses, certificates and permits from the governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the "INSURANCE LICENSES")) as are necessary to the conduct of its business as described in the Prospectus, and the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses. Except as disclosed in the Prospectus, (1) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of

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                        any Insurance License that would reasonably be expected
                        to have, individually or in the aggregate, a Material Adverse Effect, and (2) no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

                (xix) INSURANCE. The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                (xx) INSURANCE RESERVING PRACTICES. Except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2003.

                (xxi) Except as disclosed in the Prospectus, there are no legal or governmental actions or suits, investigations or proceedings before or by any Government Entity or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or contemplated by Government Entities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the Securities Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect. All pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect, and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the Securities Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

                (xxii) GOVERNMENTAL LICENSES. Each of the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations of (collectively, "GOVERNMENTAL LICENSES"), and has made all filings, applications and registrations with all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in

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                        compliance with the terms and conditions of all such
                        Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

                (xxiii) NO REGULATORY PROCEEDINGS. Neither the Company nor any
                        of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum or understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter, supervisory letter or similar submission.

                (xxiv) ENVIRONMENTAL. The Company and its subsidiaries (1) are in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, policies, ordinances, codes or rule of common law in relation to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS") except where such noncompliance would not be reasonably likely to have a Material Adverse Effect, (2) have received all permits, licenses, authorizations or other approvals required of them under applicable Environmental Laws, and (3) are in compliance with all terms and conditions of any such permit, license, authorization or approval. Except as disclosed in the Prospectus, there is no claim under any Environmental Laws pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries (an "ENVIRONMENTAL CLAIM") that would be reasonably likely to have a Material Adverse Effect and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or its subsidiaries that would be reasonably likely to have a Material Adverse Effect.

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                (xxv)   INTELLECTUAL PROPERTY. The Company and each of its
                        subsidiaries own, is licensed or otherwise possesses all rights to use all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "RIGHTS") necessary for the conduct of their respective businesses as described in the Registration Statement and Prospectus. To the Company's knowledge, no claims have been asserted or threatened against the Company by any person with respect to the use of such Rights or challenging the validity or effectiveness of such Rights. The continued use of the Rights in connection with the conduct of Company's and its subsidiaries' businesses does not, to the knowledge of the Company, infringe on the rights of any person, which, if the subject of an unfavorable decision, ruling or filing, would have Material Adverse Effect.

                (xxvi) RELATED PARTY TRANSACTIONS. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Registration Statement and which has not been so described.

                (xxvii) STATISTICAL DATA. The statistical and market-related data contained in the Registration Statement and Prospectus are based on or derived from sources that the Company believes are reliable and accurate.

               (xxviii) SMALL BUSINESS. The Company meets the requirements for use of Form SB-2 under the Securities Act and rules and regulations promulgated thereunder.

                (xxix) NOT AN INVESTMENT COMPANY. The Company is not and, after giving effect to the offering and sale of the Shares and the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                (xxx) INDEPENDENT ACCOUNTANTS. Beard Miller Company LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                (xxxi) SARBANES-OXLEY ACT. The Company is, and at all relevant times has been, in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "SARBANES-OXLEY ACT"), except where such failure to comply would not be reasonably likely to have a Material Adverse Effect.

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                (xxxii) ACCOUNTING CONTROLS. The Company files periodic reports under the Exchange Act (the "Commission Reports"). The Company and each of its subsidiaries have established and maintain disclosure controls and procedures as required by Rules 13a-15 and 15d-15 under the Exchange Act. The Company has conducted an evaluation under the supervision and with the participation of its management, including the Company's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and the Company's Chief Executive Officer and Chief Financial Officer have concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the Commission Reports is recorded, processed, summarized and reported, within the periods specified in, and in accordance with the requirements of, the Commission's rules, regulations and forms. Based on such evaluations, (i) there were no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) there was no fraud, whether or not material, that involved management or other employees of the Company or any of its subsidiaries who have a significant role in the Company's internal control over financial reporting.

               (xxxiii) NO LABOR DISPUTES. No labor problem with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent that could have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers that could reasonably be expected to cause a Material Adverse Effect.

                (xxxiv) TAXES. The Company and each of its subsidiaries have filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes shown thereon to be due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

                (xxxv) REGISTRATION RIGHTS. Except as otherwise described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

                (xxxvi) BROKERS FEES. Except as disclosed in the Registration
                        Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein, the Registration and the Prospectus or, to the Company's knowledge, any contact, agreements, understanding, payments, arrangements or issuances with respect to the Company or any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation as determined by the NASD.

        (b) The Bank represents and warrants to, and agrees with, each of the Underwriters that:

                (i) DUE INCORPORATION AND GOOD STANDING. The Bank has been duly chartered and is validly existing as a New Jersey-chartered commercial bank in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                (ii) NO CONFLICTS OR DEFAULTS. Neither the Bank nor any of its subsidiaries is in violation of its certificate of incorporation, bylaws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Bank or any of its subsidiaries is subject except for those violations or defaults which would not have a Material Adverse Effect.

                (iii) DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles or Section 23A of the Federal Reserve Act. The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries or any of their properties.

        2. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company on the Closing Date, at a purchase price per share of__________, the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto.

        The Company hereby grants to the Underwriters the right to purchase at their election up to 147,541 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of thirty (30) calendar days after the date of this Agreement. Such notice shall set forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriters and the Company otherwise agree in writing, no earlier than two (2) or later than ten (10) business days after the date of such notice.

        3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight (48) hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company at least forty-eight
(48) hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., Eastern time, on [__________], 2004 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., Eastern time, on the date specified by the Underwriters in the written notice given by the Representative of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is hereinafter called a "TIME OF DELIVERY".

                (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Thacher Proffitt & Wood LLP, 25 DeForest Avenue, Summit, New Jersey 07901 (the "CLOSING LOCATION"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Eastern Time, on the New York Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.      The Company agrees with the Underwriters:

                (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or Prospectus, which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

                (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                (c) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine (9) months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder (including, at the option of the Company, Rule 158).

                (e) During the period beginning from the date hereof and continuing to and including the date one hundred eighty (180) days after the date of the Prospectus, not to, and use its best efforts not to allow its directors, and executive officers to, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, equity or any such substantially similar securities (other than pursuant to employee stock option and restricted stock plans, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or pursuant to a stock dividend or stock split), without your prior written consent.

                (f) So long as the Company is subject to the reporting requirements of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

                (g) During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

                (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

                (i) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

                (j) To use its best efforts to list the Shares on the American Stock Exchange.

                (k) To file with the Commission such information on Form 10-QSB or Form 10-KSB as may be required by Rule 463 of the Securities Act.

        6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) all fees and expenses in connection with listing the Shares on the American Stock Exchange;
(v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

        7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                (b) Thacher Proffitt & Wood LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated such Time of Delivery, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                (c) Windels Marx Lane & Mittendorf, LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                (i) The Company is a registered bank holding company under the BHCA, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                (ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization," and all of the shares of capital stock of the Company issued (including the Shares being issued pursuant to the Agreement when delivered against payment therefore) have been duly and validly authorized and are fully paid and nonassessable; and the Shares conform to the description of the Stock contained in the Prospectus and are not subject to any preemptive or similar rights.

                (iii) Except as described in the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company except pursuant to the Company's stock option plans and awards currently in effect on the date hereof; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person.

                (iv) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect.

                (v) Each subsidiary of the Company either has been duly incorporated and is validly existing as a corporation or a statutory business trust or has been duly chartered and is validly existing as a New Jersey-chartered commercial bank, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified would not have a Material Adverse Effect; the activities of the subsidiaries of the Bank are activities permitted to subsidiaries of a New Jersey-chartered commercial bank under applicable law and the rules and regulations of the NJBDI and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC; all of the issued and outstanding capital stock of each subsidiary of the Company is owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, claim or equity.

                (vi) The activities of each subsidiary of the Company as described in the Prospectus are permitted to subsidiaries of a New Jersey corporation or chartered commercial bank by the rules, regulations, policies and practices of the New Jersey Department of Banking and Insurance ("NJBI"), the FDIC, and/or the Federal Reserve Board ("FRB"), as the case may be, and any other federal or state authority having jurisdiction over such matters. to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order.

                (vii) Except as disclosed in the Prospectus, to the best of such counsel's knowledge, after inquiry of the Chairman, President and Chief Financial Officer of the Company, there are no legal or governmental actions or suits, investigations or proceedings before or by any Government Entity or court, domestic or foreign, now pending or threatened against the Company or any of its subsidiaries or contemplated by Government Entities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the Securities Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, and which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect.

                (viii) This Agreement has been duly authorized, executed and delivered by the Company and the Bank and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Company and the Bank. The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the amended and restated certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or Governmental Entity.

                (ix) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares, and except as may be required under the rules and regulations of the Amex and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                (x) To the best of such counsel's knowledge, after inquiry of the Chairman, President and Chief Financial Officer of the Company, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

                (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the legal terms of the Stock, are accurate and complete in all material respects.

                (xii) Each of the Company and its subsidiaries possess all Governmental Licenses and have made all filings, applications and registrations with all

                        Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as disclosed in the Prospectus, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; to such counsel's knowledge, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xiii) To the best of such counsel's knowledge, after inquiry of the Chairman, President and Chief Financial Officer of the Company, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries and, to such counsel's knowledge, neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                (xiv) The Company is not, and after giving effect to the offering and sale of the Shares, will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                (xv) The documents incorporated by reference in the Prospectus (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                (xvi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

        In addition, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xi) of this section 7(c), such counsel shall state in a separate letter that, in connection with the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with their independent public accountants and with the Underwriters and their counsel, at which conferences such counsel made inquiries of such officers, representatives and accountants and the contents of the Registration Statement and Prospectus were discussed in detail and based on such conferences, nothing has come to the attention of such counsel to cause it to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company's Independent Auditor shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, with respect to the financial statements of the Company and certain financial information contained in the Prospectus.

        (e)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and
(ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

        (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the American Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New Jersey authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak of new hostilities or escalation of existing hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iii) or (iv), in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

        (g) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the American Stock Exchange.

        (h) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each officer and director and the stockholders listed on SCHEDULE II hereto of the Company, substantially to the effect set forth in Subsection 5(e) hereof in form and attached hereto as ANNEX I.

        (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

        (j) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

    8. (a) The Company and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein; and PROVIDED FURTHER, that, as to any Preliminary Prospectus, this indemnity shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, or liability arising from the sale of Shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement, or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act, as amended.

        (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c)     Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or who is an affiliate or partner of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Bank, as the case may be, and to each other person, if any, who controls the Company or the Bank within the meaning of the Securities Act or who is an affiliate of the Company or the Bank, as the case may be.

   9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting

Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses incurred by the Underwriters, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at 787 Seventh Avenue, 4th Floor, New York, NY 10019, Attention: Joseph Moeller, and if to the Company shall be delivered or sent by mail or facsimile to 200 Munsonhurst Road, Route 517, Franklin, New Jersey 07416, Attention: Donald L. Kovach, President and Chief Executive Officer; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        If the foregoing is in accordance with your understanding, please sign and return to us four (4) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a for of Agreement among Underwriters, but without warranty on your part as to the authority of the signer thereof.

        Very truly yours,

        SUSSEX BANCORP


        By: __________________________________
                 Donald L. Kovach
                 Chairman and Chief Executive Officer


        SUSSEX BANK


        By: __________________________________
                 Donald L. Kovach
                 Chairman and Chief Executive Officer



Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.
   AS REPRESENTATIVE FOR THE SEVERAL UNDERWRITERS


By: __________________________________
Name:
Title:

                                   SCHEDULE I

                                                             NUMBER OF OPTIONAL
                                                TOTAL           SHARES TO BE
                                              NUMBER OF         PURCHASED IF
                                             FIRM SHARES       MAXIMUM OPTION
UNDERWRITER                                TO BE PURCHASED       EXERCISED

Keefe, Bruyette & Woods, Inc.


         Total                                    983,609           147,541
                                            =============     =============

                                   SCHEDULE II


NAME                     TITLE
Donald L. Kovach         President, Chief Executive Officer and Chairman of the
                         Board

Candace Leatham          Executive Vice President (Principal Financial Officer)

Irvin Ackerson           Director

Mark J. Hontz            Director

Joel D. Marvil           Director

Edward J. Leppert        Director

Richard Scott            Director

Joseph Zitone            Director

Terry H. Thompson        Director

                                     ANNEX I

                           [Form of Lock-Up Agreement]